MREIC

Supplemental Information | A Public REIT Since 1968 | December 31, 2018

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MONMOUTH REAL ESTATE INVESTMENT CORPORATION
3499 Route 9 North, Suite 3-D, Freehold, NJ 07728

The statement of operations and supplemental statement of operations provided in this supplemental information package present funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO), net operating income (NOI), EBITDAre and Adjusted EBITDA, which are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States. Please see page 22 for a definition of these supplemental performance measures. Please see the supplemental statement of operations reconciliation for a reconciliation of certain captions in the supplemental statement of operations reported in this supplemental information package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

Consolidated Balance Sheets

	As of	As of
	December 31, 2018	September 30, 2018
	(unaudited)
ASSETS
Real Estate Investments:
Land	$236,496,768	$224,719,083
Buildings and Improvements	1,598,894,954	1,494,859,336
Total Real Estate Investments	1,835,391,722	1,719,578,419
Accumulated Depreciation	(217,503,811)	(207,065,634)
Real Estate Investments	1,617,887,911	1,512,512,785

Cash and Cash Equivalents	12,768,766	9,324,585
Securities Available for Sale at Fair Value	145,810,088	154,920,545
Tenant and Other Receivables	6,673,026	1,249,434
Deferred Rent Receivable	10,022,552	9,656,179
Prepaid Expenses	11,364,081	6,189,796
Intangible Assets, net of Accumulated Amortization of $14,199,559 and $13,699,519, respectively	15,976,082	14,589,756
Capitalized Lease Costs, net of Accumulated Amortization of $3,409,446 and $3,271,481, respectively	5,003,816	5,231,845
Financing Costs, net of Accumulated Amortization of $1,089,169 and $995,135, respectively	407,212	500,129
Other Assets	3,443,080	4,202,832
TOTAL ASSETS	$1,829,356,614	$1,718,377,886

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$771,705,118	$711,545,649
Loans Payable	125,814,547	186,608,676
Accounts Payable and Accrued Expenses	3,957,172	5,891,172
Other Liabilities	22,323,567	16,426,622
Total Liabilities	923,800,404	920,472,119

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 Par Value Per Share: 16,400,000 Shares Authorized as of December 31, 2018 and September 30, 2018; 11,532,445 and 11,488,001 Shares Issued and Outstanding as of December 31, 2018 and September 30, 2018, respectively	288,311,125	287,200,025
Common Stock, $0.01 Par Value Per Share: 188,039,750 Shares Authorized as of December 31, 2018 and September 30, 2018; 92,335,115 and 81,503,134 Shares Issued and Outstanding as of December 31, 2018 and September 30, 2018, respectively	923,351	815,031
Excess Stock, $0.01 Par Value Per Share: 200,000,000 Shares Authorized as of December 31, 2018 and September 30, 2018; No Shares Issued or Outstanding as of December 31, 2018 and September 30, 2018	-0-	-0-
Additional Paid-In Capital	616,321,734	534,635,290
Accumulated Other Comprehensive Loss	-0-	(24,744,579)
Undistributed Income	-0-	-0-
Total Shareholders’ Equity	905,556,210	797,905,767
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,829,356,614	$1,718,377,886

FIRST quarter Fiscal year 2019 supplemental information	3

Consolidated Statements of Income (Loss)

(unaudited)

	For The
	Three Months Ended
	12/31/2018	12/31/2017
INCOME:
Rental Revenue	$32,616,825	$27,692,482
Reimbursement Revenue	6,529,789	5,772,167
Lease Termination Income	-0-	210,261
TOTAL INCOME	39,146,614	33,674,910

EXPENSES:
Real Estate Taxes	4,963,800	4,585,490
Operating Expenses	1,864,247	1,436,241
General & Administrative Expenses	1,816,892	1,947,032
Depreciation	10,477,844	8,483,984
Amortization of Capitalized Lease Costs and Intangible Assets	702,393	538,071
TOTAL EXPENSES	19,825,176	16,990,818

OTHER INCOME (EXPENSE):
Dividend and Interest Income	4,367,634	2,864,217
Gain on Sale of Securities Transactions	-0-	100,153
Unrealized Holding Losses Arising During the Period	(42,626,889)	-0-
Interest Expense, including Amortization of Financing Costs	(9,005,405)	(7,405,947)
TOTAL OTHER INCOME (EXPENSE)	(47,264,660)	(4,441,577)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(27,943,222)	12,242,515

Gain on Sale of Real Estate Investments	-0-	5,387,886

NET INCOME (LOSS)	(27,943,222)	17,630,401

Less: Preferred Dividends	4,420,441	4,316,946

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(32,363,663)	$13,313,455

FIRST quarter Fiscal year 2019 supplemental information	4

FFO, Core FFO, AFFO, EBITDAre and Adjusted EBITDA Reconciliations

(unaudited)

	For The
	Three Months Ended
FFO, Core FFO, AFFO	12/31/2018	12/31/2017
Net Income (Loss) Attributable to Common Shareholders	$(32,363,663)	$13,313,455
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	10,438,176	8,444,507
Plus: Amortization of Intangible Assets	500,040	343,746
Plus: Amortization of Capitalized Lease Costs	228,030	220,002
Less: Gain on Sale of Real Estate Investments	-0-	(5,387,886)
FFO Attributable to Common Shareholders	(21,197,417)	16,933,824
Plus: Unrealized Holding Losses Arising During the Period	42,626,889	-0-
Core FFO Attributable to Common Shareholders	21,429,472	16,933,824
Plus: Stock Compensation Expense	129,026	130,763
Plus: Depreciation of Corporate Office Capitalized Costs	39,668	39,477
Plus: Amortization of Financing Costs	317,113	293,894
Less: Lease Termination Income	-0-	(210,261)
Less: Gain on Sale of Securities Transactions	-0-	(100,153)
Less: Effect of non-cash U.S. GAAP Straight-line Rent Adjustment	(336,484)	(396,028)
Less: Recurring Capital Expenditures	(556,725)	(219,246)
AFFO Attributable to Common Shareholders	$21,022,070	$16,472,270

	For The
	Three Months Ended
EBITDAre, Adjusted EBITDA	12/31/2018	12/31/2017
Net Income (Loss) Attributable to Common Shareholders	$(32,363,663)	$13,313,455
Plus: Preferred Dividends	4,420,441	4,316,946
Plus: Interest Expense, including Amortization of Financing Costs	9,005,405	7,405,947
Plus: Depreciation and Amortization	11,180,237	9,022,055
Less: Gain on Sale of Real Estate Investments	-0-	(5,387,886)
EBITDAre	(7,757,580)	28,670,517
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	25,677	25,677
Plus: Unrealized Holding Losses Arising During the Period	42,626,889	-0-
Less: Gain on Sale of Securities Transactions	-0-	(100,153)
Adjusted EBITDA	$34,894,986	$28,596,041

FIRST quarter Fiscal year 2019 supplemental information	5

NOI Reconciliations

(unaudited)

	For The
	Three Months Ended
Net Operating Income	12/31/2018	12/31/2017
Net Income (Loss) Attributable to Common Shareholders	$(32,363,663)	$13,313,455
Plus: Preferred Dividends	4,420,441	4,316,946
Plus: General & Administrative Expenses	1,816,892	1,947,032
Plus: Depreciation	10,477,844	8,483,984
Plus: Amortization of Capitalized Lease Costs and Intangible Assets	702,393	538,071
Plus: Interest Expense, including Amortization of Financing Costs	9,005,405	7,405,947
Plus: Unrealized Holding Losses Arising During the Period	42,626,889	-0-
Less: Dividend and Interest Income	(4,367,634)	(2,864,217)
Less: Gain on Sale of Securities Transactions	-0-	(100,153)
Less: Gain on Sale of Real Estate Investments	-0-	(5,387,886)
Less: Lease Termination Income	-0-	(210,261)
Net Operating Income – NOI	$32,318,567	$27,442,918

	For The
	Three Months Ended
Components of Net Operating Income Consists of:	12/31/2018	12/31/2017
Revenues:
Rental Revenue	$32,616,825	$27,692,482
Reimbursement Revenue	6,529,789	5,772,167
Total Rental and Reimbursement Revenue	39,146,614	33,464,649

Expenses:
Real Estate Taxes	4,963,800	4,585,490
Operating Expenses	1,864,247	1,436,241
Total Real Estate Taxes and Operating Expenses	6,828,047	6,021,731
Net Operating Income – NOI	$32,318,567	$27,442,918

FIRST quarter Fiscal year 2019 supplemental information	6

Financial Highlights

(unaudited)

	For The
	Three Months Ended
	12/31/2018	12/31/2017	Change (%)

Weighted Average Common Shares Outstanding
Basic	90,505,329	76,375,400	18.5%
Diluted	90,659,652	76,586,782	18.4%

Net Income (Loss) Attributable to Common Shareholders	$(32,363,663)	$13,313,455	(343.1)%

Basic	$(0.36)	$0.17	(311.8)%
Diluted	(0.36)	0.17	(311.8)%

Net Operating Income – NOI	$32,318,567	$27,442,918	17.8%

Basic	$0.36	$0.36	0.00%
Diluted	0.36	0.36	0.00%

Funds From Operations – FFO	$(21,197,417)	$16,933,824	(225.2)%

Basic	$(0.23)	$0.22	(204.5)%
Diluted	(0.23)	0.22	(204.5)%

Core Funds From Operations - Core FFO	$21,429,472	$16,933,824	26.5%

Basic	$0.24	$0.22	9.1%
Diluted	0.24	0.22	9.1%

Adjusted Funds From Operations – AFFO	$21,022,070	$16,472,270	27.6%

Basic	$0.23	$0.22	4.5%
Diluted	0.23	0.22	4.5%

Dividends Declared per Common Share	$0.17	$0.17

Dividend/AFFO Payout Ratio	73.9%	77.3%

FIRST quarter Fiscal year 2019 supplemental information	7

Same Property Statistics

(unaudited)

	For The Three Months Ended
	12/31/2018		12/31/2017	Change	Change %

Total Square Feet / Total Properties	21,647,246 / 113		19,096,237 / 108	2,551,009	13.4%

Occupancy Percentage at End of Period	98.9%		99.5%	(60) bps	(0.6)%

Same Property Square Feet / Number of Same Properties		18,013,923 / 102

Same Property Occupancy Percentage at End of Period	98.7%		100.00%	(130) bps	(1.3)%

Same Property Net Operating Income (NOI) (GAAP)	$25,796,328		$25,981,342	$(185,014)	(0.7)%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(274,892)		(400,231)	125,339
Same Property Cash NOI	$25,521,436		$25,581,111	$(59,675)	(0.2)%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented. Historically, there have been many properties expanded in our portfolio and these expansions have resulted in very favorable economic returns. This factor should be taken into account when analyzing our Same Property results.

The 0.7% decrease, amounting to $185,014 in Same Property NOI, consists of $108,319 derived from decreased NOI from occupied properties and $76,695 attributable to decreased NOI from vacant properties.

The 0.2% decrease, amounting to $59,675 in Same Property Cash NOI, consists of $78,801 derived from decreased NOI from vacant properties offset by a $19,126 increase in Cash NOI from occupied properties.

Reconciliation of Same Property NOI to Total NOI

	For The Three Months Ended
	12/31/2018	12/31/2017	Change	Change %

Same Property NOI (GAAP)	$25,796,328	$25,981,342	$(185,014)	(0.7)%

NOI of properties purchased subsequent to September 30, 2017 (two properties purchased during fiscal 2019 and seven properties purchased during fiscal 2018)	5,699,787	376,319

NOI of properties expanded subsequent to September 30, 2017 (two properties expanded during fiscal 2018)	822,452	764,540

NOI of properties sold subsequent to September 30, 2017 (four properties sold during fiscal 2018)	-0-	320,717
Total NOI	$32,318,567	$27,442,918	$4,875,649	17.8%

FIRST quarter Fiscal year 2019 supplemental information	8

Consolidated Statements of Cash Flows

(unaudited)

	For The
	Three Months Ended
	12/31/2018	12/31/2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(27,943,222)	$17,630,401
Noncash Items Included in Net Income (Loss):
Depreciation & Amortization	11,497,350	9,315,949
Deferred Straight Line Rent	(336,484)	(396,028)
Stock Compensation Expense	129,026	130,763
Unrealized Holding Losses Arising During the Period	42,626,889	-0-
Gain on Sale of Securities Transactions	-0-	(100,153)
Gain on Sale of Real Estate Investments	-0-	(5,387,886)
Changes in:
Tenant & Other Receivables	(5,397,913)	(3,607,013)
Prepaid Expenses	(5,174,285)	(3,690,362)
Other Assets & Capitalized Lease Costs	1,224,442	(89,641)
Accounts Payable, Accrued Expenses & Other Liabilities	5,286,173	3,284,409
NET CASH PROVIDED BY OPERATING ACTIVITIES	21,911,976	17,090,439

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Real Estate & Intangible Assets	(113,405,548)	(52,500,165)
Capital Improvements	(5,657,269)	(1,782,422)
Proceeds from Sale of Real Estate Investments	-0-	10,499,704
Return of Deposits on Real Estate	200,000	450,000
Deposits Paid on Acquisitions of Real Estate	(700,000)	(1,350,000)
Proceeds from Sale of Securities Available for Sale	-0-	2,435,168
Purchase of Securities Available for Sale	(33,516,432)	(19,714,857)
NET CASH USED IN INVESTING ACTIVITIES	(153,079,249)	(61,962,572)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Repayments on Loans Payable	(60,794,129)	(10,091,417)
Proceeds from Fixed Rate Mortgage Notes Payable	72,500,000	33,800,000
Principal Payments on Fixed Rate Mortgage Notes Payable	(12,121,151)	(12,351,030)
Financing Costs Paid on Debt	(443,576)	(361,905)
Proceeds from the Exercise of Stock Options	-0-	284,800
Proceeds from Underwritten Public Offering of Common Stock, net of offering costs	132,338,335	-0-
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	1,006,150	25,687,516
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	17,595,425	22,611,458
Preferred Dividends Paid	(4,414,770)	(4,080,685)
Common Dividends Paid, net of Reinvestments	(11,054,830)	(10,096,749)
NET CASH PROVIDED BY FINANCING ACTIVITIES	134,611,454	45,401,988

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,444,181	529,855
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	9,324,585	10,226,046
CASH AND CASH EQUIVALENTS - END OF PERIOD	$12,768,766	$10,755,901

FIRST quarter Fiscal year 2019 supplemental information	9

Capital Structure and Leverage Ratios

(unaudited)

	As of	As of	As of
	12/31/2018	12/31/2017	9/30/2018

Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$771,705,118	$612,651,435	$711,545,649
Loans Payable	125,814,547	110,000,000	186,608,676
Total Debt	897,519,665	722,651,435	898,154,325

6.125% Series C Cumulative Redeemable Preferred Stock	288,311,125	271,984,475	287,200,025
Common Stock, Paid-In-Capital & Other	617,245,085	482,099,326	510,705,742
Total Shareholders’ Equity	905,556,210	754,083,801	797,905,767

Total Book Capitalization	1,803,075,875	1,476,735,236	1,696,060,092

Accumulated Depreciation	217,503,811	182,232,695	207,065,634
Total Undepreciated Book Capitalization	$2,020,579,686	$1,658,967,931	$1,903,125,726

Shares Outstanding	92,335,115	77,209,110	81,503,134
Market Price Per Share	$12.40	$17.80	$16.72

Equity Market Capitalization	$1,144,955,426	$1,374,322,158	$1,362,732,400
Total Debt	897,519,665	722,651,435	898,154,325
Total Preferred Stock	288,311,125	271,984,475	287,200,025
Total Market Capitalization	$2,330,786,216	$2,368,958,068	$2,548,086,750

Total Debt	$897,519,665	$722,651,435	$898,154,325
less: Cash and Cash Equivalents	12,768,766	10,755,901	9,324,585
Net Debt	$884,750,899	$711,895,534	$888,829,740
less: Securities Available for Sale at Fair Value (Securities)	145,810,088	130,431,475	154,920,545
Net Debt Less Securities	$738,940,811	$581,464,059	$733,909,195

Net Debt / Total Undepreciated Book Capitalization	43.8%	42.9%	46.7%
Net Debt / Total Market Capitalization	38.0%	30.1%	34.9%
Net Debt Plus Preferred Stock / Total Market Capitalization	50.3%	41.5%	46.2%
Net Debt Less Securities / Total Undepreciated Book Capitalization	36.6%	35.0%	38.6%
Net Debt Less Securities / Total Market Capitalization	31.7%	24.5%	28.8%
Net Debt Less Securities Plus Preferred Stock / Total Market Capitalization	44.1%	36.0%	40.1%

Weighted Average Interest Rate on Fixed Rate Debt	4.08%	4.16%	4.07%
Weighted Average Term on Fixed Rate Debt	11.8 yrs.	11.5 yrs.	11.7 yrs.
Weighted Average Lease Term	8.0 yrs.	7.9 yrs.	8.1 yrs.

FIRST quarter Fiscal year 2019 supplemental information	10

Capital Structure and Leverage Ratios

(unaudited)

	For The
	Three Months Ended		Fiscal Year Ended
	12/31/2018	12/31/2017	9/30/2018
Net Income (Loss) Attributable to Common Shareholders	$(32,363,663)	$13,313,455	$38,815,344
Plus: Preferred Dividends	4,420,441	4,316,946	17,190,456
Plus: Interest Expense, including Amortization of Financing Costs	9,005,405	7,405,947	32,349,705
Plus: Depreciation and Amortization	11,180,237	9,022,055	38,567,027
Less: Gain on Sale of Real Estate Investments	-0-	(5,387,886)	(7,485,266)
EBITDAre	(7,757,580)	28,670,517	119,437,266
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	25,677	25,677	102,708
Plus: Unrealized Holding Losses Arising During the Period	42,626,889	-0-	-0-
Less: Gain on Sale of Securities Transactions	-0-	(100,153)	(111,387)
Adjusted EBITDA	$34,894,986	$28,596,041	$119,428,587

Interest Expense, including Amortization of Financing Costs	$9,005,405	$7,405,947	$32,349,705
Preferred Dividends	4,420,441	4,316,946	17,190,456
Total Fixed Charges	$13,425,846	$11,722,893	$49,540,161

Interest Coverage	3.9 x	3.9 x	3.7 x
Fixed Charge Coverage	2.6 x	2.4 x	2.4 x

Net Debt	$884,750,899	$711,895,534	$888,829,740
Net Debt Less Securities	738,940,811	581,464,059	733,909,195
Total Preferred Stock	288,311,125	271,984,475	287,200,025
Annualized Adjusted EBITDA	139,579,944	114,384,164	119,428,587

Net Debt / Adjusted EBITDA	6.3 x	6.2 x	7.4 x
Net Debt Less Securities / Adjusted EBITDA	5.3 x	5.1 x	6.1 x
Net Debt + Preferred Stock / Adjusted EBITDA	8.4 x	8.6 x	9.8 x
Net Debt Less Securities + Preferred Stock / Adjusted EBITDA	7.4 x	7.5 x	8.5 x

FIRST quarter Fiscal year 2019 supplemental information	11

Debt Maturity

(unaudited)

			Loans			% of
Fiscal Year Ended		Mortgages	Payable		Total	Total

2019		$50,904,415	$15,814,547	(B)	$66,718,962	7.4%
2020		52,275,281	110,000,000	(C)	162,275,281	17.9%
2021		53,924,903	-0-		53,924,903	6.0%
2022		76,021,620	-0-		76,021,620	8.4%
2023		54,683,239	-0-		54,683,239	6.0%
Thereafter		492,337,746	-0-		492,337,746	54.3%

Total as of 12/31/2018	(A)	$780,147,204	$125,814,547		$905,961,751	100.0%

Weighted Average Interest Rate		4.08%	4.07%		4.08%
Weighted Average Term		11.8 yrs.	1.5 yrs.		10.3 yrs.

(A)	Mortgages does not include unamortized debt issuance costs of $8,442,086.
(B)	Represents margin debt which is due upon demand.
(C)	Represents the amount drawn down on a line of credit that has a one year extension option, which is not reflected above.

FIRST quarter Fiscal year 2019 supplemental information	12

Securities Portfolio Historic Performance (Fiscal Year)

(unaudited)

Fiscal Year	Securities Portfolio Cost (A)	Securities Available for Sale (A)	Dividend Income	Net Realized Gain on Sale of Securities	Change in Unrealized Gain/ (Loss) (B)	Total Return	Total Return %

2010	$24,027,834	$27,824,665	$2,387,757	$2,609,149	$6,319,226	$11,316,132	47.10%
2011	32,401,668	42,517,725	2,981,534	5,238,203	(7,747,894)	471,843	1.46%
2012	41,896,896	44,265,059	3,144,837	6,044,065	3,015,774	12,204,676	29.13%
2013	56,301,236	61,685,173	3,861,374	7,133,252	(3,394,669)	7,599,957	13.50%
2014	43,462,472	45,451,740	3,863,136	2,166,766	(1,867,912)	4,161,990	9.58%
2015	59,190,047	59,311,403	3,707,498	805,513	(5,562,959)	(1,049,948)	(1.77)%
2016	59,982,840	54,541,237	5,607,403	4,398,599	18,383,870	28,389,872	47.33%
2017	60,662,627	73,604,894	6,919,973	2,311,714	(6,371,702)	2,859,985	4.71%
2018	117,194,205	123,764,770	13,099,316	111,387	(31,315,144)	(18,104,441)	(15.45)%
As of 12/31/18	179,665,124	154,920,545	4,331,260	-0-	(42,626,889)	(38,295,628)	(21.32)%

Total			$49,904,088	$30,818,648	($71,168,299)	$9,554,438	Avg. 11.43%

(A)	Fiscal Year beginning balance
(B)	Fiscal Year end balance

FIRST quarter Fiscal year 2019 supplemental information	13

Securities Portfolio Historic Performance (Fiscal Year)

(unaudited)

FISCAL YEAR	MREIC REIT Portfolio (%)	MSCI REIT Index (RMS)(%)	S&P 500 Index (%)	MREIC vs. MSCI REIT Index (RMS) ∆ in BPS	MREIC vs. S&P 500 Index ∆ in BPS

2010	47.10	30.54	10.16	1656	3694
2011	1.46	1.26	1.14	20	32
2012	29.13	32.44	30.20	(331)	(107)
2013	13.50	5.75	19.34	775	(584)
2014	9.58	13.26	19.73	(368)	(1015)
2015	(1.77)	9.47	(0.61)	(1124)	(116)
2016	47.33	19.83	15.43	2750	3190
2017	4.71	0.54	18.61	417	(1390)
2018	(15.45)	3.74	17.91	(1919)	(3336)
As of 12/31/18	(21.32)	(6.72)	(13.52)	(1460)	(780)
Average	11.43	11.01	11.84	42	(41)

Source: S&P Global Market Intelligence

FIRST quarter Fiscal year 2019 supplemental information	14

Property Table by Tenant

(unaudited)

		Property	Square	Occupied Square	% of Occupied	Annual	% of Total	Rent Per	Undepreciated		Mortgage
Tenant		Count	Footage	Footage	sf	Rent	Ann. Rent	sf Occup.	Cost		Balance

FedEx Ground Package System, Inc.		45	8,920,293	8,920,293	41.2%	$71,950,000	54.0%	$8.07	$1,018,756,311		$478,172,045
FedEx Corporation		15	1,095,096	1,095,096	5.1%	6,719,000	5.0%	6.14	95,088,178		13,507,172
FedEx Trade Networks, Inc.		1	449,900	449,900	2.0%	1,389,000	1.0%	3.09	14,614,986		4,850,224
Total FedEx		61	10,465,289	10,465,289	48.3%	80,058,000	60.0%	7.65	1,128,459,475		496,529,441

Milwaukee Electric Tool Corporation		1	861,889	861,889	4.0%	3,054,000	2.3%	3.54	36,914,917		21,277,426
Shaw Industries, Inc.		1	831,764	831,764	3.8%	3,495,000	2.6%	4.20	56,025,945		31,744,125
ULTA, Inc.		1	671,354	671,354	3.1%	2,729,000	2.0%	4.06	37,512,071		19,819,329
Amazon.com Services, Inc.		2	662,942	662,942	3.1%	3,927,000	2.9%	5.92	62,931,258		37,393,357
Jim Beam Brands Company (Beam Suntory)		1	599,840	599,840	2.8%	2,071,000	1.6%	3.45	28,000,000		16,401,661
International Paper Company		2	578,472	578,472	2.7%	2,615,000	2.0%	4.52	36,193,700		20,325,831
TreeHouse Private Brands, Inc.		1	558,600	558,600	2.6%	2,226,000	1.7%	3.98	26,807,852		15,123,751
B. Braun Medical Inc.		1	399,440	399,440	1.8%	2,138,000	1.7%	5.35	29,985,079		18,950,769
CBOCS Distribution, Inc. (Cracker Barrel)		1	381,240	381,240	1.8%	1,461,000	1.1%	3.83	14,215,126		7,157,408
Best Buy Warehousing Logistics, Inc.		1	368,060	368,060	1.7%	1,693,000	1.3%	4.60	19,600,000		9,148,541
Coca-Cola		2	323,358	323,358	1.5%	1,709,000	1.3%	5.29	20,504,069		4,306,169
Autoneum North America, Inc.		1	315,560	315,560	1.5%	1,717,000	1.3%	5.44	21,040,395		14,277,126
Science Applications International Corporation		1	302,400	302,400	1.4%	1,505,000	1.1%	4.98	13,410,102		-0-
United Technologies Corporation		2	223,150	223,150	1.0%	1,543,000	1.2%	6.91	22,919,203		6,252,748
Bunzl USA Holdings, Inc.		2	268,778	268,778	1.2%	1,487,000	1.1%	5.53	18,731,674		12,025,717
Woodstream Corporation	(A)	1	256,000	256,000	1.2%	920,000	0.7%	3.59	8,935,160		-0-
Anda Pharmaceuticals, Inc.		1	234,660	234,660	1.1%	1,210,000	0.9%	5.16	14,550,000		7,407,762
UGN, Inc.	(D)	1	232,200	232,200	1.1%	1,080,000	0.8%	4.65	20,992,285		7,003,100
Mickey Thompson Performance Tires and Wheels (Cooper Tire)		1	219,765	219,765	1.0%	1,511,000	1.1%	6.88	18,934,065		11,971,172
Rinnai America Corporation		1	218,120	218,120	1.0%	840,000	0.6%	3.85	15,042,743		-0-
Anheuser-Busch, Inc.		1	184,800	184,800	0.9%	832,000	0.6%	4.50	12,697,848		-0-
Carlisle Tire & Wheel Company		1	179,280	179,280	0.8%	761,000	0.6%	4.24	7,232,986		-0-
NF&M International, Inc.	(B)	1	174,802	174,802	0.8%	837,000	0.6%	4.79	5,408,790		-0-
Home Depot USA, Inc.		1	171,200	171,200	0.8%	1,007,000	0.8%	5.88	11,303,317		-0-
Victory Packaging, L.P.		1	148,000	148,000	0.7%	508,000	0.4%	3.43	5,455,379		-0-
Challenger Lifts, Inc. (Snap-On Inc.)		1	137,500	137,500	0.6%	845,000	0.6%	6.15	11,304,000		6,425,593
Altec Industries, Inc.	(A)	1	126,880	126,880	0.6%	374,000	0.3%	2.95	4,428,488		-0-
General Electric Company		1	125,860	125,860	0.6%	1,328,000	1.0%	10.55	19,950,000		11,004,259
Kuerig Dr Pepper		2	110,080	110,080	0.5%	748,000	0.6%	6.80	10,498,031		1,652,546
Style Crest, Inc.		1	106,507	106,507	0.5%	392,000	0.3%	3.68	7,246,325		-0-
Pittsburgh Glass Works, LLC		1	102,135	102,135	0.5%	447,000	0.3%	4.38	4,245,913		-0-
Holland 1916 Inc.		1	95,898	95,898	0.4%	353,000	0.3%	3.68	7,410,296		-0-
National Oilwell Varco, Inc.		1	91,295	91,295	0.4%	759,000	0.6%	8.31	8,163,278		2,025,154
Joseph T. Ryerson and Son, Inc.		1	89,052	89,052	0.4%	506,000	0.4%	5.68	6,977,442		-0-
CHEP USA, Inc.		1	83,000	83,000	0.4%	503,000	0.4%	6.06	7,463,672		-0-
Sherwin-Williams Company		2	78,887	78,887	0.4%	647,000	0.5%	8.20	7,244,128		-0-
RGH Enterprises, Inc. (Cardinal Health)		1	75,000	75,000	0.3%	613,000	0.5%	8.17	5,525,600		-0-
Tampa Bay Grand Prix		1	68,385	68,385	0.3%	302,000	0.2%	4.42	5,677,982		-0-
Various Tenants at Retail Shopping Center		1	64,220	64,220	0.3%	815,000	0.6%	12.69	3,128,604		-0-
SOFIVE, Inc.		1	60,400	60,400	0.3%	568,000	0.4%	9.40	5,054,381		1,538,034
Kellogg Sales Company		1	54,812	54,812	0.3%	329,000	0.2%	6.00	3,494,108		-0-
Siemens Real Estate		1	51,130	51,130	0.2%	461,000	0.3%	9.02	4,452,425		-0-
Foundation Building Materials, LLC		1	36,270	36,270	0.1%	176,000	0.1%	4.85	2,523,644		-0-
Graybar Electric Company		1	26,340	26,340	0.1%	109,000	0.1%	4.14	1,904,062		-0-
Tenant Total as of 12/31/18		111	21,414,614	21,414,614	98.9%	$133,209,000	100.0%	$6.22	$1,820,495,818	(C)	$779,761,019

Vacant	(B)	3	232,632	-0-	0.0%	-0-	0.0%	-0-	14,884,839		386,185
Total as of 12/31/18		113	21,647,246	21,414,614	98.9%	$133,209,000	100.0%	$6.22	$1,835,380,657	(C)	$780,147,204

(A)	Woodstream Corporation and Altec Industries, Inc. are located at one property and, therefore, are counted as one property in the Property Count Total.
(B)	NF&M International is located in a 255,658 square foot Industrial Park in Monaca (Pittsburgh), PA, of which 80,856 square feet is vacant. This Industrial Park is counted as one property in the Property Count Total. Other than the two properties indicated in footnotes (A) and (B) and the one retail property, all other properties are single-tenant.
(C)	Does not include unamortized debt issuance costs of $8,442,086.
(D)	Subsequent to quarter end, we completed a 154,800 square foot property expansion at our Monroe (Cincinnati), OH facility, increasing the building from 232,200 square feet to 387,000 square feet and increasing annual rent by approximately $862,000 per year. The lease was extended 15 years from the date of completion, extending the lease expiration from February 2030 to January 2034.

FIRST quarter Fiscal year 2019 supplemental information	15

Property Table by State

(unaudited)

	Property	Square	Occupied Square	% of Total	Annual	% of Total	Rent Per	Undepreciated		Mortgage
State	Count	Footage	Footage	sf	Rent	Ann. Rent	sf Occup.	Cost		Balance
Florida	13	2,211,583	2,211,583	10.2%	$15,730,000	11.8%	$7.11	$226,946,516		$99,280,024
Texas	10	1,781,967	1,781,967	8.2%	13,777,000	10.3%	7.73	182,253,655		76,647,300
Georgia	6	1,639,696	1,639,696	7.6%	10,507,000	7.9%	6.41	166,168,458		88,902,381
Ohio	9	1,550,706	1,550,706	7.2%	8,964,000	6.7%	5.78	117,781,585		39,448,817
Kentucky	3	1,295,940	1,295,940	6.0%	5,142,000	3.9%	3.97	66,111,852		37,951,005
South Carolina	6	1,273,676	1,181,900	5.9%	8,838,000	6.6%	7.48	127,224,585		58,222,251
Mississippi	4	1,158,889	1,158,889	5.4%	4,493,000	3.4%	3.88	55,269,670		28,685,189
Indiana	2	999,176	999,176	4.6%	4,446,000	3.3%	4.45	63,016,154		30,014,337
Illinois	9	958,045	958,045	4.4%	6,143,000	4.6%	6.41	82,698,574		8,414,439
North Carolina	4	939,706	939,706	4.3%	5,674,000	4.3%	6.04	85,789,646		42,053,097
Tennessee	3	891,777	891,777	4.1%	3,169,000	2.4%	3.55	33,968,652		12,007,632
Michigan	4	833,054	833,054	3.8%	5,575,000	4.2%	6.69	73,271,650		25,332,404
Kansas	4	813,043	813,043	3.8%	4,656,000	3.5%	5.73	60,943,937		29,454,490
Missouri	4	739,330	739,330	3.4%	2,852,000	2.1%	3.86	35,023,092		6,589,684
Oklahoma	4	614,941	614,941	2.8%	3,943,000	3.0%	6.41	54,939,874		29,189,875
New York	3	518,565	518,565	2.4%	3,897,000	2.9%	7.51	51,336,423		21,020,026
Pennsylvania	3	504,040	423,184	2.3%	2,816,000	2.1%	6.65	36,883,632		14,157,696
New Jersey	3	471,765	471,765	2.2%	6,711,000	5.0%	14.23	92,170,608		56,316,905
Alabama	2	451,595	451,595	2.1%	2,630,000	2.0%	5.82	39,714,135		18,893,276
Virginia	5	407,265	347,265	1.9%	2,128,000	1.7%	6.13	34,680,077		4,274,405
Colorado	2	295,227	295,227	1.4%	2,441,000	1.9%	8.27	35,683,647		16,728,142
Arizona	1	283,358	283,358	1.3%	1,377,000	1.0%	4.86	16,824,226		3,513,345
Wisconsin	2	238,666	238,666	1.1%	1,295,000	1.0%	5.43	16,342,720		2,559,396
Washington	1	210,445	210,445	1.0%	1,962,000	1.5%	9.32	30,228,547		17,480,692
Louisiana	1	175,315	175,315	0.8%	1,265,000	0.9%	7.22	18,410,000		10,959,374
Maryland	1	148,881	148,881	0.7%	1,455,000	1.1%	9.77	14,512,355		-0-
Nebraska	1	89,115	89,115	0.4%	446,000	0.3%	5.00	5,944,691		-0-
Minnesota	1	60,398	60,398	0.3%	372,000	0.3%	6.16	5,223,944		2,051,022
Connecticut	1	54,812	54,812	0.3%	329,000	0.2%	6.00	3,494,108		-0-
Iowa	1	36,270	36,270	0.1%	176,000	0.1%	4.85	2,523,644		-0-
Total as of 12/31/18	113	21,647,246	21,414,614	100.0%	$133,209,000	100.0%	$6.22	$1,835,380,657	(A)	$780,147,204

(A)	Does not include unamortized debt issuance costs of $8,442,086.

FIRST quarter Fiscal year 2019 supplemental information	16

Lease Expirations

(unaudited)

		Property	Square	% of Total	Annual	% of Total	Rent Per sf	Lease Exp.	Undepreciated		Mortgage
Fiscal Year		Count	Footage	Sf	Rent	Ann. Rent	Occup.	Term in Years	Cost		Balance

2019		4	529,619	2.4%	$2,933,000	2.2%	$5.54	0.4	$33,685,283		$-0-
2020		4	383,449	1.8%	2,144,000	1.6%	5.59	1.4	27,452,849		-0-
2021	(A)	10	1,206,723	5.6%	5,516,000	4.1%	4.57	2.4	69,627,073		7,663,422
2022		7	1,138,320	5.3%	6,463,000	4.9%	5.68	3.2	76,109,324		24,717,156
2023	(A)	13	1,668,804	7.7%	9,522,000	7.1%	5.71	4.5	116,936,208		21,038,088
2024		12	1,584,634	7.3%	10,055,000	7.5%	6.35	5.5	122,194,406		33,807,378
2025	(A)	9	2,404,478	11.1%	12,336,000	9.3%	5.13	6.4	160,029,541		73,693,248
2026		7	982,226	4.5%	7,940,000	6.0%	8.08	7.4	105,340,055		39,417,842
2027		11	2,304,616	10.6%	12,612,000	9.5%	5.47	8.6	178,980,285		71,645,524
2028		11	2,571,915	11.9%	13,902,000	10.4%	5.41	9.3	182,014,111		69,800,092
2029		6	1,297,858	6.0%	7,224,000	5.4%	5.57	10.2	103,723,041		49,343,475
2030		4	1,044,832	4.8%	7,419,000	5.6%	7.10	11.3	117,261,865		60,844,615
2031		3	963,269	4.4%	7,135,000	5.4%	7.41	12.3	104,367,000		64,032,676
2032		7	2,071,983	9.6%	18,480,000	13.9%	8.92	13.3	286,034,815		179,766,985
2033		2	639,068	3.0%	6,487,000	4.9%	10.15	14.3	106,803,506		68,866,767
2034		1	558,600	2.6%	2,226,000	1.7%	3.98	14.8	26,807,852		15,123,751
Various tenants at retail shopping center		1	64,220	0.3%	815,000	0.5%	12.69	-0-	3,128,604		-0-
Vacant	(A)	3	232,632	1.1%	-0-	0.0%	-0-	-0-	14,884,839		386,185
Total as of 12/31/18		113	21,647,246	100.0%	$133,209,000	100.0%	$6.22	8.0	$1,835,380,657	(B)	$780,147,204

(A)	Included in 2021 is Woodstream Corporation and included in 2023 is Altec Industries which both occupy one property. Included in 2025 is NF&M International, which occupies 174,802 square feet of a 255,658 square foot Industrial Park. The remaining 80,856 square feet is included in Vacant. Each of these properties are counted as one property in the Property Count Total. Other than these properties and the one retail property, all other properties are single-tenant.
(B)	Does not include unamortized debt issuance costs of $8,442,086.

FIRST quarter Fiscal year 2019 supplemental information	17

Recent Acquisitions During Fiscal 2019

(unaudited)

				Date of	Square	Annual	Rent Per	Lease	Purchase	Initial Mortgage
No	Tenant	City (MSA)	State	Acquisition	Footage	Rent	sf Occup.	Expiration	Price	Balance
1	FedEx Ground Package System, Inc.	Trenton	NJ	10/19/18	347,145	$5,328,000	$15.35	6/30/2032	$85,248,352	$55,000,000
2	FedEx Ground Package System, Inc.	Savannah	GA	11/30/18	126,520	1,755,000	13.87	10/31/2028	27,832,780	17,500,000
	Total as of 12/31/18				473,665	$7,083,000	$14.95		$113,081,132	$72,500,000

FIRST quarter Fiscal year 2019 supplemental information	18

Property Table

(unaudited)

					Fiscal Year		Square	Annual	Rent Per sf	Lease Exp. Term in	Undepreciated	Mortgage
No	Tenant		City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
1	Milwaukee Electric Tool Corporation		Olive Branch (Memphis, TN)	MS	2013	100.0%	861,889	$3,054,000	$3.54	9.6	$36,914,917	$21,277,426
2	Shaw Industries, Inc.		Savannah	GA	2018	100.0%	831,764	3,495,000	4.20	8.8	56,025,945	31,744,125
3	ULTA, Inc.		Greenwood (Indianapolis)	IN	2015	100.0%	671,354	2,729,000	4.06	6.6	37,512,071	19,819,329
4	Jim Beam Brands Company (Beam Suntory)		Frankfort (Lexington)	KY	2015	100.0%	599,840	2,071,000	3.45	6.1	28,000,000	16,401,661
5	TreeHouse Private Brands, Inc.		Buckner (Louisville)	KY	2014	100.0%	558,600	2,226,000	3.98	14.8	26,807,852	15,123,751
6	FedEx Trade Networks, Inc.		Memphis	TN	2010	100.0%	449,900	1,389,000	3.09	10.4	14,614,986	4,850,224
7	B. Braun Medical Inc.		Daytona Beach	FL	2018	100.0%	399,440	2,138,000	5.35	9.3	29,985,080	18,950,769
8	Woodstream Corporation		St. Joseph	MO	2001	100.0%	256,000	920,000	3.59	2.8	8,935,160	-0-
	Altec Industries, Inc.		St. Joseph	MO	2001	100.0%	126,880	374,000	2.95	4.2	4,428,488	-0-
9	CBOCS Distribution, Inc. (Cracker Barrel)		Lebanon (Nashville)	TN	2011	100.0%	381,240	1,461,000	3.83	5.5	14,215,126	7,157,408
10	FedEx Ground Package System, Inc.		Braselton (Atlanta)	GA	2018	100.0%	373,750	3,783,000	10.12	14.2	60,227,126	39,377,342
11	Best Buy Warehousing Logistics, Inc.		Streetsboro (Cleveland)	OH	2012	100.0%	368,060	1,693,000	4.60	3.1	19,600,000	9,148,541
12	Amazon.com Services, Inc. (Amazon.com, Inc.)		Mobile	AL	2018	100.0%	362,942	2,025,000	5.58	9.9	33,052,316	18,578,812
13	FedEx Ground Package System, Inc.		Concord (Charlotte)	NC	2017	100.0%	354,482	2,537,000	7.16	13.4	40,043,145	24,525,291
14	FedEx Ground Package System, Inc.		Mesquite (Dallas)	TX	2017	100.0%	351,874	3,199,000	9.09	13.3	49,880,493	30,494,834
15	FedEx Ground Package System, Inc.		Trenton	NJ	2019	100.0%	347,145	5,328,000	15.35	13.5	83,987,622	54,778,871
16	FedEx Ground Package System, Inc.		Walker (Grand Rapids)	MI	2017	100.0%	343,483	2,103,000	6.12	13.1	31,654,987	19,196,705
17	FedEx Ground Package System, Inc.		Hamburg (Buffalo)	NY	2017	100.0%	338,584	2,318,000	6.85	12.3	34,850,000	21,020,026
18	FedEx Ground Package System, Inc.		Concord (Charlotte)	NC	2016	100.0%	330,717	2,237,000	6.76	6.6	33,044,797	17,527,806
19	FedEx Ground Package System, Inc.		Indianapolis	IN	2014	100.0%	327,822	1,717,000	5.24	8.8	25,504,083	10,195,009
20	Autoneum North America, Inc.		Aiken (Augusta, GA)	SC	2017	100.0%	315,560	1,717,000	5.44	13.3	21,040,395	14,277,126
21	FedEx Ground Package System, Inc.		Olathe (Kansas City)	KS	2016	100.0%	313,763	2,204,000	7.02	12.4	31,737,000	19,661,838
22	FedEx Ground Package System, Inc.		Davenport (Orlando)	FL	2016	100.0%	310,922	2,613,000	8.40	12.3	37,780,000	23,350,813
23	FedEx Ground Package System, Inc.		Ft. Worth (Dallas)	TX	2015	100.0%	304,608	2,379,000	7.81	11.3	35,300,832	20,405,628
24	Science Applications International Corporation		Hanahan (Charleston)	SC	2005	100.0%	302,400	1,505,000	4.98	0.3	13,410,102	-0-
25	Amazon.com Services, Inc. (Amazon.com, Inc.)		Oklahoma City	OK	2018	100.0%	300,000	1,902,000	6.34	8.8	29,878,942	18,814,544
26	International Paper Company		Kenton	OH	2017	100.0%	298,472	1,256,000	4.21	8.7	17,899,593	11,326,004
27	FedEx Ground Package System, Inc.		Jacksonville	FL	2015	100.0%	297,579	1,998,000	6.71	11.0	30,740,202	15,955,194
28	Western Container Corp. (Coca-Cola)		Tolleson (Phoenix)	AZ	2003	100.0%	283,358	1,377,000	4.86	8.3	16,824,226	3,513,345
29	International Paper Company		Edwardsville (Kansas City)	KS	2014	100.0%	280,000	1,359,000	4.85	4.7	18,294,108	8,999,828
30	FedEx Ground Package System, Inc.		Charleston	SC	2018	100.0%	265,318	2,704,000	10.19	14.5	46,576,380	29,489,425
31	NF&M International, Inc.		Monaca (Pittsburgh)	PA	1988	68.4%	255,658	837,000	4.79	6.0	7,910,666	-0-
32	FedEx Ground Package System, Inc.		Orion	MI	2007	100.0%	245,633	1,908,000	7.77	4.5	22,890,124	-0-
33	FedEx Ground Package System, Inc.		Homestead (Miami)	FL	2017	100.0%	237,756	2,282,000	9.60	13.3	37,908,760	22,986,988
34	Anda Pharmaceuticals, Inc.		Olive Branch (Memphis, TN)	MS	2012	100.0%	234,660	1,210,000	5.16	3.6	14,550,000	7,407,762
35	UGN, Inc.	(B)	Monroe (Cincinnati)	OH	2015	100.0%	232,200	1,080,000	4.65	11.2	20,992,285	7,003,100
36	FedEx Ground Package System, Inc.		Colorado Springs	CO	2016	100.0%	225,362	1,832,000	8.13	7.1	29,320,066	16,400,429
37	Mickey Thompson Performance Tires and Wheels (Cooper Tire)		Stow	OH	2017	100.0%	219,765	1,511,000	6.88	8.7	18,934,065	11,971,172
38	Rinnai America Corporation		Griffin (Atlanta)	GA	2006	100.0%	218,120	840,000	3.85	2.0	15,042,743	-0-
39	FedEx Ground Package System, Inc.		Ft. Myers	FL	2017	100.0%	213,672	1,418,000	6.64	8.7	21,663,635	13,090,878
40	FedEx Ground Package System, Inc.		Burlington (Seattle/Everett)	WA	2016	100.0%	210,445	1,962,000	9.32	11.7	30,228,547	17,480,692
41	FedEx Ground Package System, Inc.		Sauget (St. Louis, MO)	IL	2015	100.0%	198,773	1,036,000	5.21	10.4	15,204,950	8,414,439
42	Anheuser-Busch, Inc.		Granite City (St. Louis, MO)	IL	2001	100.0%	184,800	832,000	4.50	2.9	12,697,848	-0-
43	Carrier Enterprise, LLC (United Technologies)		Carrollton (Dallas)	TX	2010	100.0%	184,317	1,178,000	6.39	5.1	17,819,203	6,252,748
44	FedEx Ground Package System, Inc.		Spring (Houston)	TX	2014	100.0%	181,176	1,581,000	8.73	5.8	19,294,396	7,767,739
45	Carlisle Tire & Wheel Company		Edwardsville (Kansas City)	KS	2003	100.0%	179,280	761,000	4.24	4.6	7,232,986	-0-
46	FedEx Ground Package System, Inc.		Ft. Mill (Charlotte, NC)	SC	2010	100.0%	176,939	1,598,000	9.03	9.7	17,063,643	562,343
47	FedEx Ground Package System, Inc.		Covington (New Orleans)	LA	2016	100.0%	175,315	1,265,000	7.22	6.5	18,410,000	10,959,374
48	FedEx Ground Package System, Inc.		Livonia (Detroit)	MI	2013	100.0%	172,005	1,194,000	6.94	3.2	13,879,697	6,135,699
49	Home Depot USA, Inc.		Montgomery (Chicago)	IL	2004	100.0%	171,200	1,007,000	5.88	1.5	11,303,317	-0-
50	FedEx Ground Package System, Inc.		Tampa	FL	2004	100.0%	170,779	1,624,000	9.51	7.6	19,701,575	4,945,384

FIRST quarter Fiscal year 2019 supplemental information	19

Property Table

(unaudited)

				Fiscal Year		Square	Annual	Rent Per sf	Lease Exp. Term in	Undepreciated	Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
51	FedEx Ground Package System, Inc.	Edinburg	TX	2011	100.0%	164,207	$1,097,000	$6.68	7.8	$12,039,014	$-0-
52	FedEx Ground Package System, Inc.	Lindale (Tyler)	TX	2015	100.0%	163,378	725,000	4.44	5.5	9,965,550	5,540,904
53	Bunzl Distribution Midcentral, Inc.	Kansas City	MO	2015	100.0%	158,417	758,000	4.78	2.8	10,003,235	6,589,684
54	FedEx Ground Package System, Inc.	Oklahoma City	OK	2012	100.0%	158,340	1,048,000	6.62	6.5	12,584,462	3,286,751
55	FedEx Ground Package System, Inc.	Waco	TX	2012	100.0%	150,710	1,078,000	7.15	6.7	12,551,368	4,160,292
56	FedEx Ground Package System, Inc.	Beltsville (Washington, DC)	MD	2001	100.0%	148,881	1,455,000	9.77	9.6	14,512,355	-0-
57	Victory Packaging, L.P.	Fayetteville	NC	1997	100.0%	148,000	508,000	3.43	2.2	5,455,379	-0-
58	FedEx Ground Package System, Inc.	El Paso	TX	2006	100.0%	144,149	1,345,000	9.33	4.8	12,431,192	-0-
59	FedEx Ground Package System, Inc.	Cocoa	FL	2008	100.0%	144,138	1,112,000	7.71	5.8	14,127,449	-0-
60	FedEx Ground Package System, Inc.	Cudahy (Milwaukee)	WI	2001	100.0%	139,564	827,000	5.93	8.5	9,772,720	-0-
61	Challenger Lifts, Inc. (Snap-On Inc.)	Louisville	KY	2016	100.0%	137,500	845,000	6.15	7.4	11,304,000	6,425,593
62	FedEx Ground Package System, Inc.	Richfield (Cleveland)	OH	2006	100.0%	131,152	1,493,000	11.38	5.8	16,447,178	-0-
63	FedEx Ground Package System, Inc.	Savannah	GA	2019	100.0%	126,520	1,755,000	13.87	9.8	27,531,560	17,500,000
64	General Electric Company	Imperial (Pittsburgh)	PA	2016	100.0%	125,860	1,328,000	10.55	7.0	19,950,000	11,004,259
65	FedEx Ground Package System, Inc.	Wheeling (Chicago)	IL	2003	100.0%	123,000	1,272,000	10.34	8.4	18,992,949	-0-
66	FedEx Ground Package System, Inc.	Altoona	PA	2014	100.0%	122,522	651,000	5.31	4.7	9,022,966	3,153,437
67	FedEx Corporation	Charleston	SC	2018	100.0%	121,683	1,314,000	10.80	13.7	21,519,412	13,507,172
68	FedEx Corporation	Mechanicsville (Richmond)	VA	2001	100.0%	112,799	541,000	4.80	4.3	7,792,395	-0-
69	FedEx Corporation	Orlando	FL	2008	100.0%	110,638	666,000	6.02	8.9	8,774,524	-0-
70	Bunzl Distribution Oklahoma, Inc.	Oklahoma City	OK	2017	100.0%	110,361	729,000	6.61	5.7	8,728,439	5,436,033
71	Style Crest, Inc.	Winston-Salem	NC	2002	100.0%	106,507	392,000	3.68	2.2	7,246,325	-0-
72	FedEx Ground Package System, Inc.	Cheektowaga (Buffalo)	NY	2000	100.0%	104,981	966,000	9.20	0.7	10,960,823	-0-
73	FedEx Ground Package System, Inc.	West Chester Twp. (Cincinnati)	OH	1999	100.0%	103,818	548,000	5.28	4.7	5,733,686	-0-
74	FedEx Ground Package System, Inc.	Roanoke	VA	2013	100.0%	103,402	755,000	7.30	4.3	10,200,000	4,274,405
75	Pittsburgh Glass Works, LLC	O’ Fallon (St. Louis)	MO	1994	100.0%	102,135	447,000	4.38	2.5	4,245,913	-0-
76	FedEx Ground Package System, Inc.	Green Bay	WI	2013	100.0%	99,102	468,000	4.72	4.4	6,570,000	2,559,396
77	Holland 1916 Inc.	Liberty (Kansas City)	MO	1998	100.0%	95,898	353,000	3.68	0.5	7,410,296	-0-
78	FedEx Corporation	Jacksonville	FL	1999	100.0%	95,883	535,000	5.58	10.4	6,569,229	-0-
79	FedEx Corporation	Tampa	FL	2006	100.0%	95,662	603,000	6.30	8.9	7,841,345	-0-
80	Vacant	Hanahan (Charleston)	SC	2005	0.00%	91,776	-0-	na	na	7,614,653	386,185
81	National Oilwell Varco, Inc.	Houston	TX	2010	100.0%	91,295	759,000	8.31	3.8	8,163,278	2,025,154
82	FedEx Corporation	Omaha	NE	1999	100.0%	89,115	446,000	5.00	4.8	5,944,691	-0-
83	Joseph T. Ryerson and Son, Inc.	Elgin (Chicago)	IL	2002	100.0%	89,052	506,000	5.68	1.1	6,977,442	-0-
84	FedEx Ground Package System, Inc.	Huntsville	AL	2005	100.0%	88,653	605,000	6.82	7.6	6,661,819	314,464
85	CHEP USA, Inc.	Roanoke	VA	2007	100.0%	83,000	503,000	6.06	6.2	7,463,672	-0-
86	FedEx Corporation	Bedford Heights (Cleveland)	OH	2007	100.0%	82,269	438,000	5.32	9.7	6,972,353	-0-
87	RGH Enterprises, Inc. (Cardinal Health)	Halfmoon (Albany)	NY	2012	100.0%	75,000	613,000	8.17	2.9	5,525,600	-0-
88	FedEx Corporation	Schaumburg (Chicago)	IL	1997	100.0%	73,500	478,000	6.50	8.3	5,177,940	-0-
89	FedEx Corporation	Romulus (Detroit)	MI	1998	100.0%	71,933	370,000	5.14	2.4	4,846,842	-0-
90	FedEx Ground Package System, Inc.	Denver	CO	2005	100.0%	69,865	609,000	8.72	6.8	6,363,581	327,713
91	Tampa Bay Grand Prix	Tampa	FL	2005	100.0%	68,385	302,000	4.42	1.8	5,677,982	-0-
92	Sherwin-Williams Company	Rockford	IL	2011	100.0%	66,387	485,000	7.31	5.0	5,551,227	-0-
93	Various Tenants at Retail Shopping Center	Somerset	NJ	1970	100.0%	64,220	815,000	12.69	na	3,128,604	-0-
94	Kuerig Dr Pepper	Cincinnati	OH	2015	100.0%	63,840	484,000	7.58	10.8	6,750,000	-0-
95	FedEx Corporation	Chattanooga	TN	2007	100.0%	60,637	319,000	5.26	3.8	5,138,540	-0-
96	SOFIVE, Inc.	Carlstadt (New York, NY)	NJ	2001	100.0%	60,400	568,000	9.40	6.1	5,054,381	1,538,034
97	FedEx Ground Package System, Inc.	Stewartville (Rochester)	MN	2013	100.0%	60,398	372,000	6.16	4.4	5,223,944	2,051,022
98	Vacant	Richmond	VA	2004	0.00%	60,000	-0-	na	na	4,768,309	-0-
99	FedEx Ground Package System, Inc.	Augusta	GA	2005	100.0%	59,358	513,000	8.64	2.5	5,363,305	280,914
100	Kellogg Sales Company	Newington (Hartford)	CT	2001	100.0%	54,812	329,000	6.00	1.2	3,494,108	-0-

FIRST quarter Fiscal year 2019 supplemental information	20

Property Table

(unaudited)

				Fiscal Year		Square	Annual	Rent Per sf	Lease Exp. Term in	Undepreciated		Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost		Balance
101	Siemens Real Estate	Lebanon (Cincinnati)	OH	2012	100.0%	51,130	$461,000	$9.02	5.3	$4,452,425		$-0-
102	FedEx Corporation	Charlottesville	VA	1999	100.0%	48,064	329,000	6.85	8.7	4,455,701		-0-
103	FedEx Ground Package System, Inc.	Corpus Christi	TX	2012	100.0%	46,253	436,000	9.43	2.7	4,808,329		-0-
104	Kuerig Dr Pepper	Tulsa	OK	2014	100.0%	46,240	264,000	5.71	5.2	3,748,031		1,652,546
105	Heartland Coca-Cola Bottling Company, LLC (Coca-Cola)	Topeka	KS	2009	100.0%	40,000	332,000	8.30	2.8	3,679,843		792,824
106	Collins Aerospace Systems (United Technologies)	Rockford	IL	2015	100.0%	38,833	365,000	9.40	8.5	5,100,000		-0-
107	Foundation Building Materials, LLC	Urbandale (Des Moines)	IA	1994	100.0%	36,270	176,000	4.85	9.0	2,523,644		-0-
108	FedEx Corporation	Richland (Jackson)	MS	1994	100.0%	36,000	120,000	3.33	5.3	1,900,691		-0-
109	FedEx Corporation	Punta Gorda	FL	2007	100.0%	34,624	284,000	8.20	8.5	4,133,510		-0-
110	FedEx Corporation	Lakeland	FL	2006	100.0%	32,105	155,000	4.83	8.9	2,043,226		-0-
111	FedEx Corporation	Augusta	GA	2006	100.0%	30,184	121,000	4.01	3.9	1,977,779		-0-
112	Graybar Electric Company	Ridgeland (Jackson)	MS	1993	100.0%	26,340	109,000	4.14	0.6	1,904,062		-0-
113	Sherwin-Williams Company	Burr Ridge (Chicago)	IL	1997	100.0%	12,500	162,000	12.96	2.8	1,692,901		-0-
	Total as of 12/31/18				98.9%	21,647,246	$133,209,000	$6.22	8.0	$1,835,380,657	(A)	$780,147,204

(A)	Does not include unamortized debt issuance costs of $8,442,086.
(B)	Subsequent to quarter end, we completed a 154,800 square foot property expansion at our Monroe (Cincinnati), OH facility, increasing the building from 232,200 square feet to 387,000 square feet and increasing annual rent by approximately $862,000 per year. The lease was extended 15 years from the date of completion, extending the lease expiration from February 2030 to January 2034.

FIRST quarter Fiscal year 2019 supplemental information	21

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), core funds from operations (“Core FFO”), net operating income (“NOI”), same store NOI, same store cash NOI, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted funds from operations (“AFFO”), variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers NOI, Same Store NOI, Same Store Cash NOI, EBITDA, FFO, Core FFO and AFFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. Core FFO reflects the same assumptions as FFO except that is also adjusts for unrealized holding gains or losses arising during the period. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, NOI, Same Store NOI, Same Store Cash NOI, EBITDA, FFO, Core FFO and AFFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value. As used herein, we calculate the following non-U.S. GAAP measures as follows:

●	FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), to be equal to net income applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. FFO includes unrealized gains and losses arising during the period from our securities investments and includes gains and losses realized on sale of securities investments. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance and is used by industry analysts and investors as a supplemental operating performance measure of a REIT.
●	Core FFO is calculated as FFO excluding unrealized holding gains or losses arising during the period.
●	AFFO is calculated as Core FFO, excluding lease termination income, net gain or loss on sale of securities transactions, stock based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, non-cash U.S. GAAP straight-line rent adjustments and less recurring capital expenditures. Recurring capital expenditures are defined as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal.
●	NOI from property operations is calculated as net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, general & administrative expenses, depreciation, amortization of capitalized lease costs & intangible assets and interest expense, including amortization of financing costs, unrealized holding gains or losses arising during the period, less dividend and interest income, gain on sale of securities transactions, gain on sale of real estate investments, and lease termination income. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.
●	Same Property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties expanded during the periods presented.
●	Same Property Cash NOI is calculated as the Same Property NOI adjusted to exclude the effect of non-cash U.S. GAAP straight-line rent adjustment for the properties included in the Same Property NOI calculation.
●	EBITDAre, as defined by NAREIT, is net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, and plus losses (minus gains) on sales of real estate investments.
●	Adjusted EBITDA is calculated as EBITDAre plus net amortization of acquired above and below market lease revenue, unrealized holding gains or losses arising during the period and less gains on sale of securities transactions.

FFO, Core FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI, EBITDAre and Adjusted EBITDA, do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, Core FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI, EBITDAre and Adjusted EBITDA should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. FFO, Core FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI, EBITDAre and Adjusted EBITDA, as currently calculated by us, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

FIRST quarter Fiscal year 2019 supplemental information	22

FOR IMMEDIATE RELEASE	February 7, 2019
Contact: Susan Jordan
732-577-9996

MONMOUTH REAL ESTATE REPORTS RESULTS FOR

THE FIRST QUARTER ENDED DECEMBER 31, 2018

FREEHOLD, NJ, February 7, 2019........ Monmouth Real Estate Investment Corporation (NYSE:MNR) reported Net Loss Attributable to Common Shareholders of $(32,364,000) or $(0.36) per diluted share for the three months ended December 31, 2018 as compared to Net Income Attributable to Common Shareholders of $13,313,000 or $0.17 per diluted share for the three months ended December 31, 2017, representing a per share decrease of 311.8%. The large decrease in our net income this quarter was primarily due to the implementation of a new accounting rule requiring that unrealized gains and losses resulting from our securities investments be reflected on our income statement. During the first quarter of fiscal year 2019, we recognized $42,627,000 of unrealized losses or $(0.47) per diluted share. Prior to the adoption of the rule unrealized gains and losses were reflected as a change in our shareholders’ equity. During the first quarter of fiscal year 2018, we reported realized gains of $5,488,000 or $0.07 per diluted share, including realized gains of $5,388,000 from the sale of real estate and $100,000 from the sale of securities. Excluding all non-cash unrealized losses and realized gains, our Net Income Attributable to Common Shareholders for the three months ended December 31, 2018 is $10,263,000 or $0.11 per diluted share as compared to $7,825,000 or $0.10 per diluted share for the three months ended December 31, 2017, representing a per share increase of 10%. Core Funds from Operations (Core FFO), which excludes unrealized gains or losses from our securities portfolio, were $21,429,000 or $0.24 per diluted share for the three months ended December 31, 2018 as compared to $16,934,000 or $0.22 per diluted share for the three months ended December 31, 2017, representing an increase in Core FFO per share of 9.1%. Adjusted Funds from Operations (AFFO), which also excludes unrealized and realized gains or losses from our securities portfolio, for the three months ended December 31, 2018 were $21,022,000 or $0.23 per diluted share versus $16,472,000 or $0.22 per diluted share for the three months ended December 31, 2017, representing an increase in AFFO per share of 4.5%.

A summary of significant financial information for the three months ended December 31, 2018 and 2017 is as follows:

	Three Months Ended December 31,
	2018	2017
Rental Revenue	$32,617,000	$27,692,000
Reimbursement Revenue	$6,530,000	$5,772,000
Lease Termination Income	$-0-	$210,000
Net Operating Income (NOI) (1)	$32,319,000	$27,443,000
Total Expenses	$19,825,000	$16,991,000
Dividend and Interest Income	$4,368,000	$2,864,000
Unrealized Holding Losses Arising During the Period	$(42,627,000)	$-0-
Gain on Sale of Securities Transactions	$-0-	$100,000
Gain on Sale of Real Estate Investments	$-0-	$5,388,000
Net Income (Loss)	$(27,943,000)	$17,630,000
Net Income (Loss) Attributable to Common Shareholders	$(32,364,000)	$13,313,000
Net Income (Loss) Attributable to Common Shareholders Per Diluted Common Share	$(0.36)	$0.17
Core FFO (1)	$21,429,000	$16,934,000
Core FFO per Diluted Common Share (1)	$0.24	$0.22
AFFO (1)	$21,022,000	$16,472,000
AFFO per Diluted Common Share (1)	$0.23	$0.22
Dividends Declared per Common Share	$0.17	$0.17

Weighted Avg. Diluted Common Shares Outstanding	90,660,000	76,587,000

A summary of significant balance sheet information as of December 31, 2018 and September 30, 2018 is as follows:

	December 31, 2018	September 30, 2018
Net Real Estate Investments	$1,617,888,000	$1,512,513,000
Securities Available for Sale at Fair Value	$145,810,000	$154,921,000
Total Assets	$1,829,357,000	$1,718,378,000
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$771,705,000	$711,546,000
Loans Payable	$125,815,000	$186,609,000
Total Shareholders’ Equity	$905,556,000	$797,906,000

FIRST quarter Fiscal year 2019 supplemental information	23

Michael P. Landy, President and CEO, commented on the results for the first quarter of fiscal 2019,

“This is the first quarter in which we adopted the new accounting rule ASU-2016-01. This new rule effectively moves the non-cash changes in our unrealized gains/losses from our balance sheet onto our income statement. Unfortunately, this rule change can result in large quarterly swings, both up and down, in our net income. The performance of our securities portfolio has improved substantially since quarter end. We will continue to report our Core FFO and AFFO results as we always have, as these metrics back out these items, and are more indicative of our recurring performance.”

“We are pleased to report continued growth across multiple fronts. During the quarter we:

●	Increased our per share Core FFO to $0.24, representing a 9.1% increase over both the prior year period as well as sequentially;

●	Increased our per share AFFO to $0.23, representing a 4.5% increase over both the prior year period as well as sequentially;

●	Increased our Gross Revenue by 20% over the prior year period to $43.5 million;

●	Increased our Net Operating income by 18% over the prior year period to $32.3 million;

●	Completed our first common stock offering since 2014, with the sale of 9.2 million shares raising net proceeds of $132.3 million;

●	Acquired two new Class A built-to-suit properties comprising 474,000 square feet, for an aggregate cost of $113.1 million;

●	Increased our gross leasable area (GLA) by 13% over the prior year period to 21.6 million square feet;

●	Grew our pipeline to include two new build-to-suit properties containing approximately 882,000 total square feet representing an aggregate cost of $122.4 million, and both are leased for 15-years to Investment Grade tenants;

●	Renewed five of twelve leases scheduled to expire in Fiscal 2019. These five leases consist of 803,000 square feet and have a substantial weighted average lease term of 8.4 years;

●	Maintained a high occupancy rate, currently at 98.9%;

●	Extended our weighted average lease maturity to 8.0 years from 7.9 years in the prior year period;

●	Extended our weighted average debt maturity to 11.8 years from 11.5 years in the prior year period;

●	Reduced our Net Debt to Adjusted EBITDA to 6.3x from 7.1x in the prior quarter;

●	Raised $22.1 million (including dividend reinvestments of $4.5 million) from our Dividend Reinvestment and Stock Purchase Plan, representing a 29% participation rate; and

●	Subsequent to the quarter end, completed a 154,800 square foot building expansion for a total of $9.1 million, which resulted in a new 15-year lease. This expansion increased annual rent by approximately $900,000, to $1.8 million total annual rent, with 2% annual escalations.”

Mr. Landy stated, “This quarter saw our first common stock offering since 2014, with the sale of 9.2 million shares that generated $132.3 million in net proceeds. We put a portion of these proceeds to work with the acquisition of two brand-new, Class A properties leased to FedEx Ground with a weighted average lease term of 12.8 years. These acquisitions were purchased for an aggregate cost of $113.1 million and comprise 474,000 total square feet. Subsequent to quarter end, we completed a 154,800 square foot building expansion that effectively doubled the revenue generated from this asset.”

“Our acquisition pipeline increased during the quarter. We now have agreements to acquire two new build-to-suit properties containing 882,000 total square feet, representing $122.4 million in acquisitions. Each of these properties is leased for 15 years. One property is leased to Amazon and the other property is leased to FedEx Ground. In keeping with Monmouth’s business model, these Class A assets will be situated in major industrial markets.”

FIRST quarter Fiscal year 2019 supplemental information	24

“Notwithstanding the 13% increase in our total common shares outstanding during the quarter, our Core FFO per share increased by 9.1% from the prior year quarter as well as by 9.1% sequentially and our AFFO per share increased by 4.5% from the prior year quarter as well as by 4.5% sequentially. This results in a conservative 74% AFFO dividend payout ratio. As we continue to put the proceeds from our recent equity offering to work, we anticipate continuing to generate meaningful AFFO per share growth going forward.”

“Our portfolio is currently 98.9% occupied, reflecting the mission-critical nature of our properties. Our weighted average lease maturity increased during the quarter to 8.0 years and our weighted average debt maturity increased during the quarter to 11.8 years. With approximately 80% of our rental revenue derived from Investment Grade tenants our income streams have proven to be highly dependable over the long-term. We have put together a very high-quality industrial property portfolio that has and will continue to benefit from the opportunities presented by the digital economy and the evolving global supply chain.”

“Our new annual report is now featured on our website. This report represents an excellent resource for understanding our Company and our future outlook. We strongly encourage you to read it. Please contact our Investor Relations department if you would like to receive a hard copy. We look forward to reporting continued progress throughout the year.”

Monmouth Real Estate Investment Corporation will host its First Quarter FY 2019 Financial Results Webcast and Conference Call on Friday, February 8, 2019 at 10:00 a.m. Eastern Time. Senior management will discuss the results, current market conditions and future outlook.

Our First Quarter FY 2019 financial results being released herein will be available on our website at www.mreic.reit in the Investor Relations section, under Filings and Reports.

To participate in the Webcast, select the 1Q2019 Webcast and Earnings Call “Link to Webcast” on the homepage of our website at www.mreic.reit, in the Highlights section, which is located towards the bottom of the homepage. Interested parties can also participate via conference call by calling toll free 1-877-510-5852 (domestically) or 1-412-902-4138 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, February 8, 2019. It will be available until May 1, 2019, and can be accessed by dialing toll free 1-877-344-7529 (domestically) and 1-412-317-0088 (internationally) and entering the passcode 10126909. A transcript of the call and the webcast replay will be available at our website on the Investor Relations homepage, www.mreic.reit.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 113 properties containing a total of approximately 21.6 million rentable square feet, geographically diversified across 30 states. In addition, we own a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on our current expectations and involve various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in our annual report on Form 10-K and described from time to time in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Notes:

(1) Non-U.S. GAAP Information: FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income applicable to common shareholders, excluding gains or losses from sales of depreciable assets, plus real estate-related depreciation and amortization. FFO includes unrealized gains and losses arising during the period from our securities investments and includes gains and losses realized from sales of securities investments. We define Core FFO as FFO, excluding unrealized holding gains or losses arising during the period. We define AFFO as Core FFO, excluding stock based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, lease termination income, net gain or loss on sale of securities transactions, effect of non-cash U.S. GAAP straight-line rent adjustments and subtracting recurring capital expenditures. We define recurring capital expenditures as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal. We define NOI as recurring rental and reimbursement revenues less real estate taxes and other operating expenses. FFO, Core FFO and AFFO per diluted common share are defined as FFO, Core FFO and AFFO divided by weighted average diluted common shares outstanding. FFO, Core FFO and AFFO per diluted common share, as well as NOI, should be considered as supplemental measures of operating performance used by real estate investment trusts (REITs). FFO, Core FFO and AFFO per diluted common share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis. However, other REITs may use different methodologies to calculate FFO, Core FFO and AFFO and, accordingly, our FFO, Core FFO and AFFO may not be comparable to all other REITs. The items excluded from FFO, Core FFO and AFFO per diluted common share are significant components in understanding our financial performance.

FIRST quarter Fiscal year 2019 supplemental information	25

FFO, Core FFO and AFFO per diluted common share (A) do not represent cash flow from operations as defined by accounting principles generally accepted in the United States of America; (B) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (C) are not alternatives to cash flow as a measure of liquidity. FFO, Core FFO and AFFO per diluted common share, as well as NOI, as calculated by us, may not be comparable to similarly titled measures reported by other REITs.

The following is a reconciliation of the Company’s U.S. GAAP Net Income to the Company’s FFO, Core FFO and AFFO for the three months ended December 31, 2018 and 2017:

	Three Months Ended
	12/31/2018	12/31/2017
Net Income (Loss) Attributable to Common Shareholders	$(32,364,000)	$13,313,000
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	10,438,000	8,445,000
Plus: Amortization of Intangible Assets	500,000	344,000
Plus: Amortization of Capitalized Lease Costs	228,000	220,000
Less: Gain on Sale of Real Estate Investments	-0-	(5,388,000)
FFO Attributable to Common Shareholders	(21,198,000)	16,934,000
Plus: Unrealized Holding Losses Arising During the Period	42,627,000	-0-
Core FFO Attributable to Common Shareholders	21,429,000	16,934,000
Plus: Depreciation of Corporate Office Capitalized Costs	40,000	39,000
Plus: Stock Compensation Expense	129,000	131,000
Plus: Amortization of Financing Costs	317,000	294,000
Less: Gain on Sale of Securities Transactions	-0-	(101,000)
Less: Lease Termination Income	-0-	(210,000)
Less: Recurring Capital Expenditures	(557,000)	(219,000)
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(336,000)	(396,000)
AFFO Attributable to Common Shareholders	$21,022,000	$16,472,000

The following are the Cash Flows provided (used) by Operating, Investing and Financing Activities for the three months ended December 31, 2018 and 2017:

	Three Months Ended
	12/31/2018	12/31/2017

Operating Activities	$21,912,000	$17,090,000
Investing Activities	(153,079,000)	(61,963,000)
Financing Activities	134,611,000	45,402,000

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